Exhibit 99.7

PROXY

LAKE SUNAPEE BANK GROUP

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 24, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Stephen R. Theroux and William J. McIver and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Lake Sunapee Bank Group (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held at Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, NJ 03773 on Monday, October 24, 2016 at 10:00 AM EST and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER BETWEEN LAKE SUNAPEE BANK GROUP AND BAR HARBOR BANKSHARES UNDER PROPOSAL I, “FOR” THE NON-BINDING ADVISORY RESOLUTION OF COMPENSATION OF LAKE SUNAPEE BANK GROUP’S NAMED EXECUTIVE OFFICERS UNDER PROPOSAL II, AND “FOR” ANY PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING, TO ADOPT THE MERGER AGREEMENT THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued and to be marked, dated and signed on the reverse side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be held October 24, 2016.

The Proxy Statement is available at:

http://www.viewproxy.com/LakeSunapee/2016SM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS I, II AND III:

Please mark votes as in this example ☒

Proposal I – Adopt and approve the Agreement and Plan of Merger, or the merger agreement, by and between Bar Harbor Bankshares ("BHB") and the Company, dated as of May 5, 2016 (the "Merger"), pursuant to which the Company will merge with and into BHB with BHB surviving;

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal II – Approval of a non-binding advisory proposal resolution on the compensation payable to the named executive officers of the Company in connection with the Merger; and

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal III – To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

WILL ATTEND THE MEETING ☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Date ____________________, 2016

Signature ____________________

Signature ____________________
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Lake Sunapee Bank Group., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on October 23, 2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone



INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.